EXHIBIT 99.1

SMTP, Inc. Reports Third Quarter 2014 Financial Results

NASHUA, N.H., November 12, 2014 - SMTP, Inc. (NASDAQ: SMTP), a global provider of marketing technologies and email delivery services, today reported its financial results for the third quarter ended September 30, 2014.

Recent Highlights

•

Third quarter revenues of $1.63 million, up 11% from $1.47 million in the third quarter of 2013

•

Completed acquisitions of SharpSpring and GraphicMail

•

SharpSpring launched the first marketing automation solution featuring fully integrated call tracking, web tracking and CRM capabilities

•

Appointed Edward Lawton as Chief Financial Officer

“During the third quarter, we made significant progress in our plan to expand beyond our core email delivery capabilities. By acquiring SharpSpring and GraphicMail we’ve transformed ourselves into an integrated marketing solutions provider for campaign management, automation, delivery and analytics,” said Jonathan Strimling, CEO of SMTP, Inc. “The ability to offer a robust suite of products represents a real game-changer for SMTP, allowing us to address a much larger segment of the market and to effectively challenge the largest competitors in the industry.”

“Over the coming months we will complete the integration of these acquisitions.  During this time we will accelerate our investment in product development, sales and marketing.  At the same time, we expect to eliminate certain operational redundancies, such as consolidating the delivery infrastructure of all three companies onto a unified platform. Overall, we are excited about the direction of the business and believe we are well-positioned to accelerate growth,” concluded Mr. Strimling.

Quarterly Summary

For the third quarter ended September 30, 2014, revenues were $1.63 million, up 11% from $1.47 million in the third quarter of 2013. Net loss for the third quarter of 2014 was $98,000 or $0.02 per fully diluted share, compared to net income of $320,000, or $0.10 per fully diluted share, for the same period last year. The decline was primarily due to increases in operating expenses related to corporate development and the acquisitions of SharpSpring and GraphicMail. In addition, the Company also strengthened its management team and invested in new resources to support the future growth of the business.

Gross profit in the third quarter of 2014 was $1.29 million, compared to $1.21 million in the same period last year.

Adjusted EBITDA for the third quarter of 2014 was $360,000, compared to $708,000 in the third quarter of 2013.

Cash at the end of the third quarter of 2014 was $5.9 million compared to $11.5 million at the end of the second quarter of 2014. The decrease in cash was due primarily to the acquisition of SharpSpring during the quarter.

Investor Conference Call

SMTP management will host its third quarter 2014 earnings conference call, tomorrow, November 13th at 8:30 a.m. ET.  Investors interested in participating on the live call can dial (877) 407-8133 within the U.S. or (201) 689-8040 from abroad. Investors can also access the call online through a listen-only webcast on SMTP’s website at http://investors.smtp.com/.

The webcast will be archived on the SMTP investor relations website at http://investors.smtp.com/ for 90 days and a telephonic playback of the conference call will be available by calling (877) 660-6853 within the U.S. and (201) 612-7415 from abroad. The telephonic playback will be available beginning at 10:00 a.m. ET on Thursday, November 13, 2014, and continuing through 11:59 p.m. ET on Thursday, November 27, 2014. The replay passcode is 13594609.

About SMTP, Inc.

SMTP (NASDAQ: SMTP) is a leading provider of cloud-based email services offering solutions ranging from sophisticated marketing automation systems to cost-effective SMTP relay services. All of our services are built on our robust platform for email delivery, capable of scaling individual senders to hundreds of millions of emails per month. While we have industry-leading technology, we differentiate our offerings with our dedicated service and multi-lingual support. SMTP, Inc. is headquartered in Nashua NH, and can be found on the web at http://www.smtp.com.

To download SMTP’s investor relations app please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continues," "estimates," "projects," "intends," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in the Company’s most recent Form 10-K; other risks to which the Company is subject; other factors beyond the Company's control.

Non-GAAP Financial Measures

Adjusted EBITDA is a "non-GAAP financial measure" presented as a supplemental measure of the Company’s performance. It is not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes this measure provides additional meaningful information in evaluating its performance over time. However, Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.  A reconciliation of net income (loss) to Adjusted EBITDA is included for your reference in the financial section of this earnings press release.

Investor Contacts:

Jeffrey Goldberger / Christopher Harrison

KCSA Strategic Communications

212-896-1249 / 212-896-1267

smtp@kcsa.com

SMTP, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2014	2013
	(unaudited)
Assets

Cash and cash equivalents	$5,875,325	$1,731,243
Accounts receivable	74,561	25,024
Deferred income taxes	340,681	183,435
Income taxes receivable	453,446	—
Other current assets	174,319	116,522
Total current assets	6,918,332	2,056,224
Property and equipment, net of accumulated depreciation of $220,945 and $145,261	282,455	327,342
Goodwill	8,407,227	—
Other intangible assets, net of accumulated amortization of $25,667 and $9,000	3,544,333	—
Deferred income taxes	60,598	50,099
Deposits	38,645	29,995
Total assets	$19,251,590	$2,463,660

Liabilities and Shareholders' Equity

Current liabilities:
Deferred revenue	$478,883	$334,328
Income taxes payable	—	144,280
Allowance for refunds and chargebacks	2,799	2,965
Accounts payable	262,434	79,574
Accrued expenses and other current liabilities	164,096	27,174
Total current liabilities	908,212	588,321

Earn out liability	$6,963,000	—
Total liabilities	$7,871,212	$588,321

Shareholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued or outstanding at September 30, 2014 and December 31, 2013	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized, 5,022,599 and 3,127,598 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	5,022	3,126
Additional paid in capital	11,375,356	2,241,749
Accumulated deficit	—	(369,536)
Total shareholders' equity	11,380,378	1,875,339

Total liabilities and shareholders' equity	$19,251,590	$2,463,660

SMTP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013

Net revenue	$1,631,244	$1,468,962	$4,602,068	$4,233,547
Cost of services	340,649	255,095	1,019,032	782,849
Gross profit	1,290,595	1,213,867	3,583,036	3,450,698
Operating expenses:
Sales and marketing	380,172	295,005	776,485	677,365
Research and development	141,923	81,226	361,932	186,196
General and administrative	973,016	358,788	2,020,617	1,159,254
Amortization expense	25,667	—	25,667	232

Total operating expenses	1,520,778	735,019	3,184,701	2,023,047

Operating income (loss):	(230,183)	478,848	398,335	1,427,651
Other income (expense):
Interest income	367	—	521	—
Loss on disposal of fixed assets	(10,172)	—	(10,172)	—
Total other income (expense)	(9,805)	—	(9,651)	—

Income (loss) before income taxes	(239,988)	478,848	388,684	1,427,651
Provision (benefit) for income tax	(142,160)	159,261	111,972	497,058

Net income (loss)	$(97,828)	$319,587	$276,712	$930,593

Net income per share:
Basic	$(0.02)	$0.11	$0.06	$0.31
Diluted	$(0.02)	$0.10	$0.06	$0.30

Weighted average common shares outstanding:
Basic	5,020,005	3,026,032	4,761,469	2,986,273
Diluted	5,020,005	3,139,992	4,814,774	3,130,291

SMTP, INC.

RECONCILIATION TO ADJUSTED EBITDA

(in thousands)

	Three Months Ended September 30,
	2014	2013
Net income (loss)	$(98)	$320
Provision (benefit) for income tax	(142)	159
Other (income) expense	10	—
Depreciation & amortization	57	20
Non-cash stock compensation	166	209
Acquisition related charges	367	—
Adjusted EBITDA	$360	$708